UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

COMSTOCK RESOURCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-03262	94-1667468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Town and Country Blvd. Suite 500
Frisco, Texas		75034
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 668-8800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements with Certain Officers

The Board of Directors (the "Board") of Comstock Resources, Inc. (the "Company") previously approved an amendment (the "Amendment") to the Comstock Resources, Inc. 2019 Long-term Incentive Plan (the "2019 Plan"), subject to approval by the Company's stockholders, to (1) increase the number of shares of the Company's common stock available for issuance under the 2019 Plan by 10,000,000 shares, (2) extend the term of the 2019 Plan through April 6, 2035, and (3) provide that all of the Company's employees and contract employees, as well as the Company’s non-employee directors, would be eligible for awards under the 2019 Plan. At the Company's 2025 annual meeting of stockholders, held on June 3, 2025 (the "Annual Meeting"), the Company's stockholders approved the foregoing Amendment to the 2019 Plan.

The descriptions and summary of the Amendments contained herein and in the Company's Definitive Proxy Statement on Schedule14A filed with the Securities and Exchange Commission on April 22, 2025, as amended on April 24, 2025, are qualified in their entirety by reference to the full text of the 2019 Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting on June 3, 2025. The following proposals were submitted to the holders of the Company's common stock for a vote:

Proposal 1. The re-election of five nominees to the Board;

Proposal 2. The approval of amendments to the 2019 Plan; and

Proposal 3. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.

As of the close of business on the record date, April 7, 2025, there were a total of 292,917,808 shares of the Company's common stock issued and outstanding and entitled to vote at the Annual Meeting. There were 276,144,309 shares of the Company's common stock present at the Annual Meeting or represented by proxy, or approximately 94% of the Company's voting capital stock, representing a quorum.

The results of such votes were as follows:

Proposal 1. The following votes were cast in the election of the five nominees to the Board of Directors:

Name of Nominee	Number of Votes Voted For	Number of Votes Withheld	Broker Non-Votes	Total

M. Jay Allison	264,605,791	1,278,460	10,260,058	276,144,309
Roland O. Burns	263,817,915	2,066,336	10,260,058	276,144,309
Elizabeth B. Davis	263,770,106	2,114,145	10,260,058	276,144,309
Morris E. Foster	261,961,350	3,922,901	10,260,058	276,144,309
Jim L. Turner	252,108,597	13,775,654	10,260,058	276,144,309

Based on the vote results set forth above, each of the director nominees was duly elected to hold office for a one-year term and until their respective successors are duly elected and qualified.

Proposal 2. The following votes were cast in the approval of the Amendment to the 2019 Plan:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Broker Non-Votes	Total

260,585,045	5,014,299	284,907	10,260,058	276,144,309

Based on the vote results set forth above, the Amendment to the 2019 Plan was approved.

Proposal 3. The following votes were cast in the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025:

Number of Votes Voted For	Number of Votes Voted Against	Number of Votes Abstaining	Total

273,320,295	2,703,596	120,418	276,144,309

Based on the vote results set forth above, the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was duly ratified.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits

Exhibit No.	Description
10.1	Comstock Resources, Inc. 2019 Long-term Incentive Plan Amended and Restated as of April 7, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Date:	June 3, 2025	By:	/s/ ROLAND O. BURNS
Roland O. Burns President and Chief Financial Officer